Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

March 31, 2022

Shareholders, Clients and Team Members:

I am pleased to report that your Company is off to a solid start in 2022. In addition to reporting pre-tax income of approximately $2.9 million for the quarter ended March 31, 2022, the Company reported 11.96% return on average tangible shareholders’ equity, strong asset quality metrics and modest increases in gross loans and total deposits.  I am also pleased to report that the Board of Directors declared a $0.21 per common share dividend payable June 15, 2022 to shareholders of record at the close of business on May 31, 2022.  The dividend is approximately 27% of the reported net income for the first quarter of 2022.

Earnings for the quarter were suppressed by significant headwinds for our residential mortgage team and growing inflation in our markets, however, the team successfully built core marginal income sources over the past four quarters to offset some of those negative impacts.  While many banks and mortgage companies have decided to eliminate or greatly downsize residential mortgage areas because of this downturn, we believe that continuing to expand in this space will provide strong long-term returns for our shareholders. We also remain excited about the growing pipeline in our SBA product lines, which is another significant source of non-interest income for the Company.

The continued accomplishments of your Company is the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan. Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company.  Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Year ended March 31, 2022	Year ended March 31, 2021
	(dollars in thousands, except per share data)
CONDENSED STATEMENTS OF INCOME
Interest income	$8,765	$9,490
Interest expense	563	835
Net interest income	8,202	8,655
Provision for loan losses	-	300
Net interest income after provision for loan losses	8,202	8,355
Non-interest income	3,081	5,741
Non-interest expense	8,399	9,106
Income before income taxes	2,884	4,990
Provision for income taxes	364	873
Net income	$2,520	$4,117

Average common shares outstanding (basic)	3,278,044	3,277,744

PER COMMON SHARE
Net income	$0.77	$1.26
Book value	$30.30	$34.18
Tangible book value (non-GAAP)*	$21.43	$25.27
Closing price	$32.02	$25.25

FINANCIAL RATIOS
Return on average assets	0.94%	1.66%
Return on average tangible equity (non-GAAP)*	11.96%	19.94%
Net interest margin, tax equivalent (non-GAAP)*	3.42%	3.85%
Efficiency ratio (non-GAAP)*	72.95%	62.51%
Loans to deposits	65.01%	71.62%

PERIOD END BALANCES

	As of March 31, 2022	As of December 31, 2021
Assets	$1,069,358	$1,076,556
Loans, gross	$614,204	$609,559
Deposits	$944,832	$930,413
Shareholders' equity	$99,366	$119,095

Common shares outstanding	3,279,238	3,272,585

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	March 31, 2022	March 31, 2021
Shareholders' equity	$99,365	$112,071
Less goodwill and other intangibles	29,080	29,224
Tangible common equity	$70,285	$82,847
Average Shareholders' equity	$113,396	$111,839
Less average goodwill and other intangibles	29,092	29,236
Average tangible common equity	$84,304	$82,603

Tangible Book Value Per Common Share
Tangible common equity (a)	$70,285	$82,847
Total common shares issued and outstanding (b)	3,279,238	3,278,789
Tangible book value per common share (a)/(b)	$21.43	$25.27

Return on Average Tangible Equity
Net income, annualized (c)	$10,080	$16,468
Average tangible common equity (d)	$84,304	$82,603
Return on average tangible common equity (c/d)	11.96%	19.94%

Net Interest Margin, Tax-Equivalent
Net interest income, annualized	$32,808	$34,620
Tax-equivalent adjustment, annualized	924	684
Tax-equivalent net interest income, annualized (e)	$33,732	$35,304
Average earning assets (f)	$986,711	$916,214
Net interest margin, tax-equivalent (e)/(f)	3.42%	3.85%

Efficiency Ratio, Tax-Equivalent
Non-interest expense, annualized (g)	$33,596	$36,424
Tax-equivalent net interest income, annualized	33,732	35,304
Non-interest income, annualized	12,324	22,964
Total revenue, annualized (h)	$46,056	$58,268
Efficiency ratio (g)/(h)	72.95%	62.51%

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry H. Edward Rigel	David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth Dr. Jane M. Wood Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

222 S. Main St., Unit 1

Findlay, OH 45840

419-659-2141

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

240 W. Fifth St.

Marysville, OH 43040

419-659-2141

245 W. Main St.

Ottawa, OH 45875

419-523-2265

103 E. Perry St.

Paulding, OH 45879

419-567-1075

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402